Provident New York Bancorp Logo
                                                      Provident New York Bancorp
                                                             400 Rella Boulevard
News Release                                           Montebello, NY 10901-4243
                                                                  T 845.369.8040
                                                                  F 845.369.8255
                                                        www.providentbanking.com

FOR IMMEDIATE RELEASE                      Stock Symbol:  PBNY
January 29, 2006                           Traded on NASDAQ Global Select Market

PROVIDENT BANK CONTACT:
Paul A. Maisch, EVP & Chief Financial Officer
Miranda Grimm, VP & Controller
845.369.8040


                           PROVIDENT NEW YORK BANCORP
                                    ANNOUNCES
         QUARTERLY EARNINGS OF $4.6 MILLION, OR $0.11 PER DILUTED SHARE


MONTEBELLO, NY - January 29, 2006 - Provident New York Bancorp (Nasdaq-Global Select Market: PBNY), the parent company of Provident Bank, today announced that for the three months ended December 31, 2006, net income was $4.6 million, or $0.11 per diluted share, compared to net income of $5.2 million, or $0.12 per diluted share, for the three months ended December 31, 2005.

George Strayton, President and CEO commented: "The flat yield curve continues to motivate customers to migrate from lower cost deposits to higher cost deposits without taking the risk of moving out on the time line. Although tax equivalent interest income is up this quarter by 2.3%, interest expense is up by 11.6%, putting pressure on net interest margin. Mitigating this continued margin pressure are increases in commercial loan volume, up by over $25.6 million, or 12% on an annualized basis, and maturing investments of over $250,000,000 in the next twelve months with an average yield of 3.66% which we expect to reinvest at higher rates. At some point and we don't know when that point is, we believe that the deposit migration will moderate and interest income growth will outpace interest expense growth. Expenses have not increased, if the incremental marketing expenses for fiscal 2007 are removed from the calculation. Given the competition for core deposits and the major upheaval in the market place with the JPMChase acquisition of the Bank of New York branches, Provident increased its marketing efforts significantly for 2007."


First quarter operating summary:
--------------------------------

o Net interest income declined by $1.7 million, or 7.8% from the previous year, and tax equivalent net interest margin declined by 55 basis points. Net interest margin also decreased 18 basis points compared to the linked quarter ended September 30, 2006. This was mainly the result of higher borrowing costs and higher rates paid on deposit accounts.

Provident New York Bancorp Press Release cont.                                 2

o Non-interest income increased $1.0 million, or 23.9%, as a result of investment management fee growth, Bank-Owned Life Insurance and the sale of real estate.

o Non-interest expense increased $515 thousand, or 3.0%, mainly due to increased expenses associated with marketing the Company's loan and deposit products and professional fees related to our investment management subsidiary, Hudson Valley Investment Advisors.


Key Balance Sheet Changes at December 31, 2006 vs. September 30, 2006
---------------------------------------------------------------------

o Total assets at December 31, 2006 decreased to $2.8 billion, down $44.9 million, or 1.6%, from September 30, 2006. o Gross loans, excluding loans held for sale, grew $32.8 million to $1.5 billion, largely due to a $25.6 million, or 3.3%, increase in commercial loans.
o Loans held for sale of $11.5 million represent student loans, which will be purchased by a third party 60 days after annual advances have occurred.
o Securities decreased $74.9 million to $937.8 million, as the Company paid down high-cost borrowings with maturing securities.
o Certificates of deposit increased by $34.4 million to $626 million, offsetting a decline in savings and money market accounts of $21.8 million to $595.5 million. Transaction deposits decreased $16.1 million to $504.5 million. These shifts reflect customers' continued migration into higher rate interest-bearing products.
o Non-performing assets increased $1.4 million from September 30, 2006, primarily due to one large commercial borrower.
o Stockholders' equity increased $6.0 million to $411.3 million primarily due to net retentions of earnings of $2.9 million, $900,000 in stock-based compensation and a decrease in other comprehensive loss on available-for-sale securities (SFAS No.115) of $1.2 million to $6.4 million. There were no repurchases of stock under the Company's stock repurchase program during the quarter.


Key Operating Results - Quarter Ended December 31, 2006 vs. December 31, 2005
-----------------------------------------------------------------------------

Net interest income decreased $1.7 million or 7.8%, to $19.7 million primarily as a result of an increase in interest expense of $3.3 million for certificates of deposit and $3.7 million for borrowings. This was offset in part by an increase in interest income of $5.9 million over last year's quarter. Tax equivalent net interest margin decreased from 3.83% for the three months ended December 31, 2005 to 3.28% for the same period in 2006.

Average interest-earning assets increased by $212.8 million compared to the prior year`s quarter, including $129.4 million in loans and $73.1 million in securities. When coupled with the increase of 48 basis points in yield, $5.9 million ($6.2 million tax equivalent) increase in gross interest income to $37.3 million was achieved. The cost of interest-bearing liabilities increased by 121 basis points to 3.42%. When combined with increases of $171.5 million in average borrowings and $68.8 million in average interest-bearing deposits, the result was increased interest expense of $7.6 million, to $17.6 million. The increase of $137.3 million in the average balance of higher-cost certificates of deposit also contributed to the higher interest expense, more than offsetting reduced interest expense due to a decline of $102.7 million in average savings account balances from the previous year.

Provident New York Bancorp Press Release cont.                                 3

Non-interest income increased by $1.0 million, or 23.9% for the three months ended December 31, 2006 compared to the same period the prior year. Investment management fees increased by $365,000 primarily due to fees earned by our investment management subsidiary, Hudson Valley Investment Advisors ("HVIA") acquired in June of 2006. In addition, we received death benefit proceeds of $350,000 from our Bank Owned Life Insurance and $200,000 in gains from dispositions of real estate. Increases in deposit services fees of $175,000 offset a decline in title insurance fees of $150,000 due to a slowdown in the real estate markets.

Non-interest expense increased by $515,000, or 3.0%, to $17.9 million primarily due to increased marketing expenses of $292,000 and professional fees of $135,000 (HVIA management fees). Compensation and benefits expense remained at $7.8 million for the quarter as savings from retirement plan changes implemented in the prior year offset staffing and merit increases. Stock-based compensation declined by $136,000 due to lower acceleration of vesting of restricted stock awards. Occupancy and office operations increases of $197,000 were offset by lower data and check processing expenses of $227,000 as we took our data processing operations in-house in November of 2005.

The Company's effective tax rate for the quarter ended December 31, 2006 was 28%, compared to 33% for the quarter ended December 31, 2005. The lower rate reflects the higher utilization of tax-exempt securities and receipt of the non-taxable BOLI death benefit proceeds.



Additional information
----------------------


At December 31, 2006 the Company had $256 million in investment securities that will mature or reprice within the next 12 months. The average tax equivalent yield of these investments is 3.66%. Depending on the market conditions at the point of reinvestment, proceeds from the maturities will be either reinvested at the current market rates or borrowings will be reduced.

The Company maintains two ESOP loans, which release a total of 188,000 shares per year. The Company's first ESOP loan will be paid off as of December 31, 2007. As a result, after December 31, 2007, expense will be recorded on the annual release of only 50,000 shares.


Note:

In addition to historical information, this earnings release may contain forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that have been outlined in previously filed documents with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Provident New York Bancorp Press Release cont.                                 4

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

                                                                   December 31,           September 30,        December 31,
                                                                   ------------           ------------         ------------
                                                                       2006                    2006                2005
                                                                       ----                    ----                ----
Assets:
Cash and due from banks                                                $   51,327               $   57,293         $   61,579
Total securities                                                          937,846                1,012,716            898,528
Loans held for sale                                                        11,458                    7,473                833
Loans:
    One- to four-family residential mortgage loans                        465,578                  462,996            461,218
    Commercial real estate, commercial business
       and construction loans                                             812,735                  787,086            728,669
    Consumer loans                                                        228,067                  223,476            197,261
                                                                        ----------               ----------         ---------
         Total loans, gross                                             1,506,380                1,473,558          1,387,148
    Allowance for loan losses                                            (20,436)                 (20,373)           (20,714)
                                                                        ----------               ----------         ---------
         Total loans, net                                               1,485,944                1,453,185          1,366,434
                                                                        ---------                ---------          ---------
Federal Home Loan Bank stock, at cost                                      30,854                   33,518             26,677
Premises and equipment, net                                                30,074                   31,739             32,739
Goodwill                                                                  159,828                  159,817            157,656
Other amortizable intangibles                                              13,358                   14,189             13,741
Bank owned life insurance                                                  39,548                   39,308             38,080
Other assets                                                               36,217                   32,099             34,673
                                                                        ---------                ---------            -------
         Total assets                                                  $2,796,454               $2,841,337         $2,630,940
                                                                       ==========               ==========         ==========
Liabilities:
    Deposits:
       Demand deposits                                                 $  352,547               $  366,847         $  364,290
       NOW deposits                                                       151,931                  153,732            150,413
                                                                        ---------                ----------         ---------
         Total transaction accounts                                       504,478                  520,579            514,703
       Savings                                                            364,934                  378,337            459,665
       Money market deposits                                              230,584                  238,979            207,971
       Certificates of deposit                                            626,190                  591,766            492,977
                                                                        ---------                ---------          ---------
         Total deposits                                                 1,726,186                1,729,659          1,675,316
    Borrowings                                                            623,250                  682,739            533,843
    Mortgage escrow funds and other                                        35,738                   23,653             29,202
                                                                        ---------                ---------          ---------
         Total liabilities                                              2,385,174                2,436,051          2,238,361
Stockholders' equity                                                      411,280                  405,286            392,579
                                                                        ---------                ---------          ---------
         Total liabilities and stockholders' equity                    $2,796,454               $2,841,337         $2,630,940
                                                                       ==========               ==========         ==========

Shares of common stock outstanding at period end                       42,716,253               42,699,046         43,044,299
Book value per share                                                        $9.63                    $9.49              $9.12

Provident New York Bancorp Press Release cont.                                 5

Provident New York Bancorp and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)

                                                                       Three Months Ended        Three Months Ended
                                                                         December 31,                 September 30,
                                                                     2006            2005                 2006
                                                                     ----            ----                 ----
  Interest and dividend income:
       Loans and loan fees                                            $26,289          $22,477                $25,690
       Securities                                                      10,501            8,628                 10,373
       Other earning assets                                               550              299                    461
                                                                       ------           ------                 ------
  Total interest and dividend income                                   37,340           31,404                 36,524
                                                                       ------           ------                 ------

  Interest expense:
       Deposits                                                         9,135            5,258                  7,956
       Borrowings                                                       8,509            4,796                  7,848
                                                                       ------           ------                 ------
  Total interest expense                                               17,644           10,054                 15,804
                                                                       ------           ------                 ------

  Net interest income                                                  19,696           21,350                 20,720
  Provision for loan losses                                               400              300                    300
                                                                       ------           ------                 ------
  Net interest income after provision for loan losses                  19,296           21,050                 20,420
                                                                       ------           ------                 ------

  Non-interest income:
       Deposit fees and service charges                                 2,845            2,670                  2,791
       Title insurance fees                                               266              416                    493
       Bank owned life insurance                                          774              413                    416
       Investment management fees                                         622              257                    622
       Other                                                              527              308                    434
                                                                       ------           ------                 ------
  Total non-interest income                                             5,034            4,064                  4,756
                                                                       ------           ------                 ------

  Non-interest expense:
       Compensation and employee benefits                               7,808            7,840                  8,181
       Stock-based compensation plans                                   1,376            1,512                  1,317
       Occupancy and office operations                                  2,833            2,636                  2,826
       Advertising and promotion                                          884              592                    547
       Professional fees                                                  989              854                    924
       Data and check processing                                          651              878                    636
       Amortization of intangible assets                                  803              837                    832
       ATM/debit card expense                                             443              344                    423
       Other                                                            2,137            1,916                  1,968
                                                                       ------           ------                 ------

  Total non-interest expense                                           17,924           17,409                 17,654
                                                                       ------           ------                 ------

  Income before income tax expense                                      6,406            7,705                  7,522
  Income tax expense                                                    1,795            2,545                  2,452
                                                                       ------           ------                 ------
  Net income                                                          $ 4,611          $ 5,160                $ 5,070
                                                                      =======          =======                =======

  Per common share:
       Basic earnings                                                   $0.11            $0.13                   $0.12
       Diluted earnings                                                  0.11             0.12                    0.12
       Dividends declared                                                0.05             0.05                    0.05

  Weighted average common shares:
       Basic                                                       41,168,880       41,193,958              40,945,185
       Diluted                                                     41,861,538       41,670,008              41,407,390

Provident New York Bancorp Press Release cont.                                6

Selected Financial Condition Data:                                                  Three Months Ended
                                                  ---------------------------------------------------------------------------------
(in thousands except share and per share data)        12/31/06         09/30/06         06/30/06         03/31/06        12/31/05
                                                  --------------   --------------   --------------   --------------   -------------
                                                                                    (In thousands)

End of Period
-------------
Total assets                                      $    2,796,454   $    2,841,337   $    2,780,419   $    2,745,628   $   2,630,940
Loans, gross (1)                                       1,506,380        1,473,558        1,450,348        1,405,596       1,387,148
Securities available for sale                            881,106          951,729          916,752          926,037         832,578
Securities held to maturity                               56,740           60,987           64,631           67,364          65,949
Bank owned life insurance                                 39,548           39,308           38,892           38,475          38,080
Goodwill                                                 159,828          159,817          159,093          157,526         157,656
Other amortizable intangibles                             13,358           14,189           15,030           12,983          13,741
Deposits                                               1,726,186        1,729,659        1,750,780        1,779,289       1,675,316
Borrowings                                               623,250          682,739          605,523          546,210         533,843
Equity                                                   411,280          405,286          391,492          387,293         392,579

Average Balances
----------------
Total assets                                      $    2,813,257   $    2,795,917   $    2,756,664   $    2,664,774   $   2,604,713
Loans, gross:
   Real estate- residential mortgage                     463,285          465,231          465,703          457,030         453,018
   Real estate- commercial mortgage                      529,781          528,225          518,538          514,089         502,435
   Real estate- construction & land development          101,769           91,280           80,894           78,176          69,314
   Commercial and industrial                             165,120          156,737          150,605          147,775         146,116
   Consumer loans                                        233,155          221,880          209,970          199,014         192,819
Loans total                                            1,493,110        1,463,353        1,425,710        1,396,084       1,363,702
Securities (taxable)                                     824,657          850,929          871,878          825,284         797,115
Securities (non-taxable)                                 139,876          128,257          112,282          100,693          94,324
Total earning assets                                   2,472,425        2,456,228        2,421,497        2,330,822       2,259,617
Non earning assets                                       340,832          339,689          335,167          333,952         344,160
Non-interest bearing checking                            341,259          356,651          357,992          362,955         382,009
Interest bearing NOW accounts                            149,311          153,653          153,848          141,064         138,273
Total transaction accounts                               490,570          510,304          511,840          504,019         520,282
Savings (including mortgage escrow funds)                375,325          418,942          436,611          448,084         478,002
Money market deposits                                    238,079          246,471          240,071          222,169         214,930
Certificates of deposit                                  625,781          565,111          577,219          521,399         488,517
Total deposits                                         1,729,755        1,740,828        1,765,741        1,695,671       1,701,731
Total interest bearing deposits                        1,388,496        1,384,177        1,407,749        1,332,716       1,319,722
Borrowings                                               657,269          631,760          582,294          556,201         485,800
Equity                                                   406,927          396,263          388,398          390,958         392,037
Other comprehensive loss (SFAS 115),
      reflected in equity                                 (6,013)         (13,203)         (14,280)          (9,992)        (10,269)

Selected Operating Data:

Condensed Tax Equivalent Income Statement
-----------------------------------------
Interest and dividend income                      $       37,340   $       36,524   $       34,946   $       32,742   $      31,404
Tax equivalent adjustment*                                   720              677              592              508             477
Interest expense                                          17,644           15,804           13,262           11,739          10,054
                                                   -------------    -------------    -------------    -------------    ------------
    Net interest income (tax equivalent)                  20,416           21,397           22,276           21,511          21,827
Provision for loan losses                                    400              300              300              300             300
                                                   -------------    -------------    -------------    -------------    ------------
    Net interest income after provision for loan
    losses                                                20,016           21,097           21,976           21,211          21,527
Non-interest income                                        5,034            4,756            4,361            3,964           4,064
Non-interest expense                                      17,924           17,654           18,041           18,144          17,409
                                                   -------------    -------------    -------------    -------------    ------------
Income before income tax expense                           7,126            8,199            8,296            7,031           8,182
Income tax expense (tax equivalent)                        2,515            3,129            2,735            2,626           3,022
                                                   -------------    -------------    -------------    -------------    ------------
    Net income                                    $        4,611   $        5,070   $        5,561   $        4,405   $       5,160
                                                   =============    =============    =============    =============    ============

(1) Does not reflect allowance for loan losses of $20,436, $20,373, $20,360, $20,093 and $20,714.
*      Tax exempt income assumed at a 35% federal rate.

Provident New York Bancorp Press Release cont.                                 7

                                                                                     Three Months Ended
                                                     -------------------------------------------------------------------------------
                                                    12/31/06          09/30/06           06/30/06         03/31/06          12/31/05
                                                    -----------       -----------        ----------       -----------       --------
Performance Ratios (annualized)
-------------------------------
Return on Average Assets                                  0.65%             0.72%             0.81%             0.67%          0.79%
Return on Average Equity                                  4.50%             5.08%             5.72%             4.57%          5.22%
Non-Interest Income to Average Assets                     0.71%             0.67%             0.63%             0.60%          0.62%
Non-Interest Expense to Average Assets                    2.53%             2.51%             2.62%             2.76%          2.65%
Operating efficiency                                      72.5%             69.3%             69.3%             72.7%          68.5%

Analysis of Net Interest Income
-------------------------------
Yield on:
Loans                                                     7.08%             7.06%             6.92%             6.82%          6.65%
Investment Securities- Tax Equivalent                     4.62%             4.48%             4.44%             4.28%          4.06%
Earning Assets- Tax Equivalent                            6.11%             6.01%             5.89%             5.79%          5.60%
Cost of:
Interest Bearing Deposits                                 2.61%             2.28%             2.13%             1.86%          1.58%
Borrowings                                                5.14%             4.93%             3.97%             4.11%          3.92%
Interest Bearing Liabilities                              3.42%             3.11%             2.67%             2.52%          2.21%
Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent Basis            2.69%             2.90%             3.21%             3.27%          3.39%
Net Interest Margin- tax Equivalent Basis                 3.28%             3.46%             3.69%             3.74%          3.83%

Capital Information Data
------------------------
Tier 1 Leverage Ratio- Bank Only                          8.27%             7.82%             7.54%             7.43%          8.37%
Tier 1 Risk-Based Capital- Bank Only              $    216,820      $    208,820      $    196,957      $    191,775   $    206,062
Total Risk-Based Capital- Bank Only                    237,256           229,193           217,317           211,868        227,713
Tangible Capital Consolidated                     $    238,943      $    233,121      $    218,255      $    217,645   $    221,990
Tangible Capital as a % of Tangible Assets                9.11%             8.74%             8.37%             8.45%          9.03%
Shares Outstanding                                $ 42,716,253      $ 42,699,046      $ 42,623,299        42,424,255     43,044,299
Shares Repurchased Per Stock
   Repurchase Program                                        -            35,623            11,700           641,400        473,171
Basic weighted common shares outstanding            41,168,880        40,945,185        40,730,064        40,939,326     41,193,958
Diluted common shares oustanding                    41,861,358        41,407,390        41,276,806        41,406,485     41,670,008
Per Common Share:
Basic Earnings                                    $       0.11      $       0.12      $       0.14      $       0.11   $       0.13
Diluted Earnings                                          0.11              0.12              0.13              0.11           0.12
Dividends Paid                                            0.05              0.05              0.05              0.05           0.05
Book Value                                                9.63              9.49              9.18              9.13           9.12
Tangible Book Value                                       5.59              5.46              5.12              5.13           5.16

Asset Quality Measurements
--------------------------
Non-performing loans (NPLs)                       $      6,449      $      5,024      $      4,674      $      4,144   $      5,054
Non-performing assets (NPAs)                             6,536             5,111             4,762             4,234          5,145
Net Charge-offs (recoveries)                               337              (35)                33               992            489
Net Charge-offs (recoveries) as %
       of average loans (annualized)                      0.09%            (0.01%)            0.05%             0.28%          0.14%
NPLs as % of total loans                                  0.43%             0.34%             0.32%             0.29%          0.36%
NPAs as % of total assets                                 0.23%             0.18%             0.17%             0.15%          0.20%
Allowance for loan losses as % of NPLs                     317%              406%              436%              485%           410%
Allowance for loan losses as % of total loans             1.38%             1.40%             1.43%             1.43%          1.49%